Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	B2Gold Corp.
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/29/2026
Reporting Entity ESTMA Identification Number	E750687		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	B2Gold Back River Corp. E687109

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Cinnamond				Date	5/28/2026
Position Title	SVP Finance and CFO

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	B2Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)	B2Gold Back River Corp. E687109

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Receiver General for Canada				200,000					200,000
Canada	Kitikmeot Inuit Association			290,000	1,070,000					1,360,000
Canada	Government of Nunavut		430,000							430,000
Colombia	Community of San Roque		120,000						40,000	160,000
Colombia	Government of Colombia	National Army							180,000	180,000	Infrastructure Improvement Payments includes $180,000 of in-kind contributions valued at cost mainly for resettlement costs around the Community
Colombia	Government of Colombia	National Police							320,000	320,000	Infrastructure Improvement Payments includes $320,000 of in-kind contributions valued at cost
Mali	Community of Kenieba				390,000				770,000	1,160,000	Infrastructure Improvement Payments includes $770,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Mali	Government of Mali	Customs Department			39,110,000					39,110,000
Mali	Government of Mali	Land Department		146,010,000				26,140,000		172,150,000
Mali	Government of Mali	Tax Department of Major Enterprises	209,200,000	69,190,000	20,160,000					298,550,000
Mali	Government of Mali	Trade Department			1,010,000					1,010,000
Namibia	Government of Namibia	Ministry of Mines and Energy		17,900,000	10,000					17,910,000
Namibia	Government of Namibia	Ministry of Finance Customs & Excise		6,920,000	320,000					7,240,000
Namibia	Government of Namibia	Ministry of Finance Receiver of Revenue	197,280,000							197,280,000
Namibia	Government of Namibia	Ministry of Education, Arts & Culture							1,120,000	1,120,000	Infrastructure Improvement Payments includes $1,120,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Philippines	Government of Philippines	Department of Environment and Natural Resources Mines and Geosciences Bureau							4,130,000	4,130,000

Infrastructure Improvement Payments includes $4,130,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs

Philippines	Puro Barangay		100,000						340,000	440,000

Infrastructure Improvement Payments includes $340,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs.

Barangay is the smallest unit of administrative division in the Philippines, the closest approximate translation of Barangay in English would be neighbourhood, or community or village.

Philippines	Municipality of Aroroy	Municipal Treasurer of Aroroy	3,440,000		10,000					3,450,000
Philippines	City of Makati	City Treasury of Makati	130,000							130,000
Philippines	Government of Philippines	Bureau of Customs	470,000		120,000					590,000
Philippines	Government of Philippines	Bureau of Internal Revenue	138,010,000	24,910,000	800,000					163,720,000
Philippines	Province of Masbate	Provincial Treasurer of Masbate	870,000							870,000
Philippines	Philippines Army	Citizen Armed Force Geographical Unit	870,000							870,000
Philippines	Philippine National Police	Barangay Peacekeeping Action Team	150,000							150,000

Additional Notes:

General Notes:

Note 1:

All payments have been reported in B2Gold’s Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

• Canada: translated at exchange rates between CAD/USD 0.6848939 and 0.7375901

• Colombia: translated at exchange rates between COP/USD 0.0002259 and 0.0002696

• Namibia: translated at exchange rates between NAD/USD 0.0504336 and 0.0604038

• Mali: translated at exchange rates between CFA/USD 0.0015565 and 0.0018060

• Philippines: translated at exchange rates between PHP/USD 0.0168570 and 0.0180737

Note 2:

Payments under the ‘Fees’ column mostly relate to Import Fees and Duties paid for the importation of goods used for mining.

Note 3:

During the year, the Company received a tax offset in Mali with the Tax Department of Major Enterprises in the balance of 65M USD. This balance is excluded from the above reported number under ‘Taxes’.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	B2Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)	B2Gold Back River Corp. E687109
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Back River	430,000	290,000	1,270,000	-	-	-	-	1,990,000
Colombia	Gramalote	120,000	-	-	-	-	-	540,000	660,000	Infrastructure Improvement Payments includes $500,000 of in-kind contributions valued at cost mainly for resettlement costs around the Community
Mali	Fekola	208,690,000	215,200,000	59,990,000	-	-	26,140,000	770,000	510,790,000
Mali	Fekola Regional	510,000	-	680,000	-	-	-	-	1,190,000
Namibia	Otjikoto	197,280,000	24,820,000	330,000	-	-	-	1,120,000	223,550,000	Infrastructure Improvement Payments includes $1,120,000 of in-kind contributions valued at cost related to Community Development Program expenditures for various community programs
Philippines	Masbate	144,040,000	24,910,000	930,000	-	-	-	4,470,000	174,350,000

Infrastructure Improvement Payments includes $4,470,000 of in-kind contributions valued at cost related to Social Development and Management Program (“SDMP”) expenditures for various community programs

Additional Notes[3]:

Note 1:

All payments have been reported in B2Gold’s Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

• Canada: translated at exchange rates between CAD/USD 0.6848939 and 0.7375901

• Colombia: translated at exchange rates between COP/USD 0.0002259 and 0.0002696

• Namibia: translated at exchange rates between NAD/USD 0.0504336 and 0.0604038

• Mali: translated at exchange rates between CFA/USD 0.0015565 and 0.0018060

• Philippines: translated at exchange rates between PHP/USD 0.0168570 and 0.0180737

Note 2:

Payments under the ‘Fees’ column mostly relate to Import Fees and Duties paid for the importation of goods used for mining.

Note 3:

During the year, the Company received a tax offset in Mali with the Tax Department of Major Enterprises in the balance of 65M USD. This balance is excluded from the above reported number under ‘Taxes’.